Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1 of our report dated December 11, 2020 on our audit of the financial statements of Marathon Bank as of June 30, 2020 and 2019, and for the two years then ended. We also hereby consent to the reference of our firm under the heading “Experts” in the Registration Statement.

/s/ Bonadio & Co., LLP

Syracuse, New York

December 11, 2020